UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2026
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Asana, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39495	26-3912448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Folsom Street,	Suite 100
San Francisco,	CA	94107
(Address of Principal Executive Offices)		(Zip Code)
(415) 525-3888
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	ASAN	New York Stock Exchange
Long-Term Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On March 2, 2026, Asana, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal year and quarter ended January 31, 2026. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information furnished under this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 8.01    Other Events.

Increase to Stock Repurchase Program

On February 27, 2026, the Board of Directors of the Company (the “Board”) approved an increase to the Company’s previously announced share repurchase program, authorizing the repurchase of up to an additional $160.0 million of the Company’s Class A common stock (the “Stock Repurchase Program”). As of January 31, 2026, approximately $39.4 million remained available for future stock repurchases under the Stock Repurchase Program, and, after the increase, the Company now has a total of $199.4 million available for future repurchases under the Stock Repurchase Program.

Stock repurchases under the Stock Repurchase Program may be made from time to time, including without limitation, open market purchases or through privately negotiated transactions and/or structured repurchase agreements with third parties, block purchases or derivative contracts, and/or pursuant to Rule 10b5-1 trading plans, subject to market conditions, applicable securities laws and other legal requirements, and other relevant factors. The Stock Repurchase Program does not obligate the Company to acquire any particular amount of Class A common stock, and may be suspended, modified, or terminated at any time, without prior notice. The number of shares to be repurchased will depend on market conditions and other factors. Repurchases under the Stock Repurchase Program are expected to be funded from existing cash and cash equivalents. The Stock Repurchase Program, as amended, has no specified expiration date and will continue until the funds committed to the Stock Repurchase Program are exhausted or such authorization is revoked by the Board.

Amendment to Credit Agreement

On February 26, 2026, the Company entered into the Fifth Amendment (the “Amendment”) to its existing credit agreement, effective November 7, 2022 (the “Credit Agreement”), for which Silicon Valley Bank, a Division of First-Citizens Bank & Trust Company, acts as issuing lender, administrative agent and collateral agent. The Amendment provides for, among other things, certain waivers and consents to allow for the Stock Repurchase Program.

The foregoing summary of the material terms of the Amendment in this Item 8.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement inclusive of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Fifth Amendment to Credit Agreement, dated February 26, 2026, by and among the Registrant and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, as the issuing lender, the swingline lender, administrative agent and collateral agent.

99.1	Press Release, dated March 2, 2026, announcing financial results for the quarter and fiscal year ended January 31, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASANA, INC.

Dated: March 2, 2026	By:	/s/ Katie Colendich
Katie Colendich
General Counsel and Corporate Secretary